For More Information:	NEWS RELEASE
Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES EARNINGS FOR THE SECOND QUARTER 2008

GASTONIA, NC, July 21, 2008 . . . . . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, announced that net income for the quarter ended June 30, 2008, amounted to $862,000, or $0.12 per diluted share, compared to $1.6 million, or $0.20 per diluted share, for the quarter ended June 30, 2007. Net operating income for the quarter ended June 30, 2007, was $850,000, or $0.11 per diluted share, compared to $1.4 million, or $0.18 per diluted share, for the quarter ended June 30, 2007.

Favorable Credit Quality Ratios

The Company’s credit quality continues to compare favorably with industry peers. On a linked-quarter basis, nonperforming assets totaled 0.56% of total assets at June 30, 2008, compared to 0.39% of total assets at March 31, 2008. Also, nonperforming loans to total loans totaled 0.64% at June 30, 2008, compared to 0.43% at March 31, 2008. During the past quarter, the allowance for loan losses increased to $6.8 million and remains at 1.12% of total loans for the comparable periods.
Net charge-offs amounted to $422,000, or 0.07% of average loans, for the quarter ended June 30, 2008, compared to $76,000, or 0.01% of average loans, for the quarter ended March 31, 2008. During the second quarter of 2008, the Company realized a $375,000 loss on one non-real estate-related relationship. As a result of this charge, management increased the Company’s provision for loan losses in order to maintain an appropriate ratio of loan loss allowances to total loans.
Management attributes the Company’s above average credit quality to the fact that the Company has not been an originator or purchaser of option adjustable rate or “no documentation” portfolio mortgage loans, and the portfolio does not include any mortgage loans that the Company classifies as sub-prime. Also, the price stability of the residential real estate market in the Charlotte region has contributed to our success in avoiding significant problems in the quality of our loan portfolio.

Margin Expansion on a Linked-Quarter Basis

The Bank’s net interest margin expanded by two basis points on a linked-quarter basis to 2.91%, despite the Federal Reserve Board’s actions to lower the federal funds rate by an additional 25 basis points during the quarter. As the pace of decreases in short-term lending rates slows, dissipates, or reverses, the Company is expected to continue to experience margin expansion on a more accelerated basis. The Company has maintained a relatively neutral interest rate position on an annual basis. However, decreases in short-term interest rates had a more pronounced negative impact in the first three months following the decrease. The short-term negative effects of decreases in interest rates are expected to be mostly offset by time deposits that mature over the next twelve months and reprice at a lower cost to the Company.

Strong Loan Growth

While the real estate market in the Charlotte, North Carolina region remains active compared to most of the country, housing starts and demand for commercial real estate have moderated. However, even under these circumstances, outstanding loans increased by $32.9 million, or 23.0% annualized, during the three-month period ended June 30, 2008. This level of growth (sparked by the addition of several new lenders and mergers in our market) is significantly higher than the 8.6% annualized loan growth in the first quarter of 2008 and the 8.6% growth rate in 2007. The Company experienced loan growth in almost every category of loan type. Management expects that loan growth will normalize for the remainder of 2008 at a growth rate more consistent with historical levels.

Strong Demand Deposit Growth

From March 31, 2008 to June 30, 2008, demand deposits increased by $9.7 million, or 37.4% annualized, to $114.3 million. In addition, average outstanding demand deposit balances increased by $9.3 million during the second quarter of 2008 as compared to the first quarter of 2008. Approximately 39.0% of these demand deposits were noninterest bearing accounts. This increase in demand deposits was primarily due to a continued emphasis on increasing the Company’s number of retail and commercial accounts through employee incentives and enhanced treasury management services. For the remainder of 2008, management intends to focus on growing its base of retail and commercial customers through its demand deposit products.
During the second quarter of 2008, the Bank experienced some decline in more interest-sensitive deposit areas, such as money market accounts and local time deposits due to intense market competition. Money market accounts decreased by $7.7 million, while local time deposits decreased by $11.5 million at the end of the second quarter of 2008. These decreases were supplemented with brokered time deposits and FHLB advances to provide funds for loan growth. The net result was an increase in total deposits of $2.2 million, or 1.5% annualized, for the quarter. This moderate growth was largely attributable to the Company’s disciplined approach to deposit pricing and strong liquidity position. The Company will continue to actively market the Company’s deposit products at pricing points that are determined to be economically favorable.

The Company opened its 15th full-service branch office in Rock Hill, South Carolina, during the first quarter of 2008. This additional office, our first in South Carolina, will be an integral part of our efforts to continue growing core deposits and market share in the Charlotte region. We believe that the ability to branch into York County, South Carolina brings an important strategic dimension to our franchise unavailable to many competitors serving the Charlotte community bank market.

Noninterest Income and Expense

Noninterest operating income (as defined in the tables that follow) improved by $89,000, or 5.8%, from the second quarter of 2007 to the second quarter of 2008. This improvement was largely due to increased fee income on deposit accounts resulting from the increased number of demand deposit accounts over the past year. Noninterest expense increased by $308,000, or 6.9%, during the comparable second quarter periods. This increase was primarily due to increased staffing levels related to the opening of a new full-service office. No additional offices are expected to be opened in 2008.

In making the earnings announcement, Kim S. Price, President and CEO, stated “At a time when our industry is under substantial pressure, we are pleased with our continued profitability and franchise expansion. We are particularly proud of having largely avoided the credit-related problems of many in our industry. Our disciplined approach to growth, underwriting, and customer focus, as well as our century-plus heritage of conservative, community banking principles are serving us well and have positioned us to excel when our industry and economy return to more normalized conditions.”

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904. Deposits are FDIC insured. At June 30, 2008, the Bank had approximately $812 million in assets with 15 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and York County, South Carolina. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”. The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s 1934 Securities Exchange Act filings with the SEC.

Kim S. Price
President and CEO

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions - either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2007, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation Selected Financial Information (dollars in thousands, except per share data)

	Quarter ended June 30, 2008	Quarter ended June 30, 2007	Six Months ended June 30, 2008	Six Months ended June 30, 2007
Reconciliation of GAAP to non-GAAP Measures: Net income, as reported (GAAP)	$862	$1,589	$1,832	$2,989
Non-operating items:
(Gain)/ loss on sale of assets, net	(19)	(332)	(261)	(336)
Reorganization & merger/integration expenses	-	-	220	-
Impairment of investments	-	162	-	162
Insurance proceeds, net	-	(112)	-	(112)
Related income taxes, excl. ins. proceeds (39%)	7	66	16	68
Net Operating Income	$850	$1,373	$1,807	$2,771

Noninterest income, as reported (GAAP)	$1,592	$1,988	$3,273	$3,517
Non-operating items:
(Gain)/ loss on sale of assets, net	(19)	(332)	(261)	(336)
Fair value adjustment on deferred comp assets	39	(21)	53	(58)
Insurance proceeds, net	-	(112)	-	(112)
Noninterest Operating Income	$1,612	$1,523	$3,065	$3,011

Noninterest expense, as reported (GAAP)	$4,703	$4,617	$9,585	$8,902
Non-operating items:
Impairment of investments	-	(162)	-	(162)
Fair value adjustment on deferred comp assets	39	(21)	53	(58)
Reorganization & merger/integration expenses	-	-	(220)	-
Noninterest Operating Expense	$4,742	$4,434	$9,418	$8,682

Per Share Data:
Average common shares outstanding, basic	7,369,964	7,750,385	7,391,338	7,810,089
Basic net income - GAAP	$0.12	$0.21	$0.25	$0.38
Basic net income - Operating	0.12	0.18	0.24	0.35
Average common shares outstanding, diluted	7,422,435	7,816,793	7,438,077	7,881,287
Diluted net income - GAAP	$0.12	$0.20	$0.25	$0.38
Diluted net income - Operating	0.11	0.18	0.24	0.35
Cash dividends declared	$0.085	$0.08	$0.17	$0.16
Period-end book value	10.96	10.69	10.96	10.69

Financial Ratios (annualized):
Return on average stockholders’ equity - GAAP	4.13%	7.50%	4.38%	7.06%
Return on avg. stockholders’ equity - Operating	4.07	6.48	4.31	6.55
Return on average assets - GAAP	0.44%	0.86%	0.47%	0.81%
Return on average assets - Operating	0.43	0.74	0.46	0.75
Efficiency ratio - GAAP	72.31%	65.40%	73.88%	65.29%
Efficiency ratio - Operating	72.69	67.23	73.78	66.12
Net interest margin (tax equivalent)	2.91%	3.14%	2.90%	3.16%
Average equity to average assets	10.62	11.44	10.75	11.51

Asset Quality Data:
Allowance for loan losses	$6,757	$6,128	$6,757	$6,128
Nonperforming loans	3,880	2,461	3,880	2,461
Nonperforming assets	4,514	2,910	4,514	2,910
Net charge-offs	422	225	484	296
Net charge-offs to average loans	0.07%	0.04%	0.08%	0.06%
Allowance for loan losses to total loans	1.12	1.14	1.12	1.14
Nonperforming loans to total loans	0.64	0.46	0.64	0.46
Nonperforming assets to total assets	0.56	0.39	0.56	0.39

Average Balances:
Total assets	$790,625	$742,910	$783,148	$741,242
Loans receivable, net of unearned income	588,868	524,660	577,953	522,501
Interest-earning assets	695,074	647,380	687,820	646,158
Deposits	578,469	576,250	624,136	570,490
Interest-bearing liabilities	655,533	608,380	646,204	605,888
Stockholders’ equity	83,965	84,967	84,205	85,342

At Period End:
Total assets	$811,825	$755,486	$811,825	$755,486
Loans receivable, net of unearned income	604,855	535,699	604,855	535,699
Interest-earning assets	670,270	668,138	670,270	668,138
Deposits	584,801	583,545	584,801	583,545
Interest-bearing liabilities	677,616	623,449	677,616	623,449
Stockholders’ equity	82,494	84,211	82,494	84,211

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Cash and due from banks	$14,131	$14,285
Interest-earning bank balances	1,683	15,454
Cash and cash equivalents	15,814	29,739
Investment securities available-for-sale, at fair value	34,587	46,519
Mortgage-backed securities available-for-sale, at fair value	83,026	69,893
Loans receivable, net unearned income	604,855	559,956
Allowance for loan losses	(6,757)	(6,144)
Loans receivable, net	598,098	553,812
Real estate acquired through foreclosure, net	635	529
Premises and equipment, net	17,604	17,965
Accrued interest receivable	2,739	3,254
Federal Home Loan Bank stock, at cost	5,338	4,236
Intangible assets	30,761	31,037
Bank owned life insurance	16,456	16,099
Other assets	6,767	6,057

Total assets	$811,825	$779,140
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts	$114,289	$101,981
Money market deposit accounts	116,059	129,688
Savings accounts	11,660	12,037
Time deposits	342,793	347,059
Total deposits	584,801	590,765
Borrowed money	137,278	96,284
Deferred compensation	5,006	5,389
Other liabilities	2,245	2,669
Total liabilities	729,330	695,107

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at June 30, 2008, and December 31, 2007, and 7,524,016 shares outstanding at June 30, 2008, and 7,610,017 shares
outstanding at December 31, 2007	91	91
Additional paid-in-capital	67,887	67,718
Unallocated common stock held by Employee Stock Ownership Plan	(1,156)	(1,247)
Retained earnings, substantially restricted	36,494	36,028
Accumulated unrealized loss on securities available-for-sale, net of tax	(1,837)	(343)
Treasury stock of 1,538,711 shares at June 30, 2008, and 1,452,710 shares
at December 31, 2007	(18,984)	(18,214)
Total stockholders’ equity	82,495	84,033

Total liabilities and stockholders’ equity	$811,825	$779,140

Citizens South Banking Corporation
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest Income:
Loans	$9,143	$10,061	$18,745	$19,954
Investment securities	356	691	769	1,359
Interest-bearing deposits	42	137	136	270
Mortgage-backed and related securities	942	696	1,805	1,367
Total interest income	10,483	11,585	21,455	22,950

Interest Expense:
Deposits	4,334	5,591	9,400	10,931
Borrowed funds	1,237	922	2,356	1,900
Total interest expense	5,571	6,513	11,756	12,831

Net interest income	4,912	5,072	9,699	10,119
Provision for loan losses	750	330	1,095	660
Net interest income after provision for loan losses	4,162	4,742	8,604	9,459

Noninterest Income:
Fee income on deposit accounts	776	693	1,454	1,347
Mortgage banking income	278	277	481	510
Income on lending activities	102	133	213	242
Dividends on FHLB stock	65	46	128	96
Increase in cash value of bank-owned life insurance	188	178	376	387
Fair value adjustment on deferred compensation assets	(39)	21	(53)	58
Life insurance proceeds, net	-	112	-	112
Net gain on sale of assets	19	332	261	336
Other noninterest income	203	196	413	429
Total noninterest income	1,592	1,988	3,273	3,517

Noninterest Expense:
Compensation and benefits	2,545	2,363	5,100	4,706
Fair value adjustment on deferred comp. obligations	(39)	21	(53)	58
Occupancy and equipment expense	676	672	1,351	1,340
Professional services	237	153	438	276
Amortization of intangible assets	135	162	276	327
Reorganization expenses	-	-	220	-
Impairment of securities	-	162	-	162
Other noninterest expense	1,148	1,084	2,253	2,033
Total noninterest expense	4,702	4,617	9,585	8,902

Income before income taxes	1,052	2,113	2,292	4,074

Provision for income taxes	190	524	460	1,085

Net income	$862	$1,589	1,832	$2,989

Net income per common share:
Basic	$0.12	$0.21	$0.25	$0.38
Diluted	$0.12	$0.20	$0.25	$0.38

Weighted average common shares outstanding:
Basic	7,369,964	7,750,385	7,391,338	7,810,089
Diluted	7,422,435	7,816,793	7,438,077	7,881,287